UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2010

UNIVERSAL POWER GROUP, INC.
(Exact name of Registrant as specified in its charter)

Texas	001-33207	75-1288690
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1720 Hayden Road, Carrollton, Texas	75006
(Address Of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (469) 892-1122

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.         Submission of Matters to Vote of Security Holders.

           On October 7, 2010, Universal Power Group, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders. At that meeting, stockholders:

  Re-elected incumbent directors to serve until the next annual meeting of stockholders and their successors are elected and qualified;

  Approved amendments to the Company’s 2006 Stock Option Plan to provide for awards of shares of restricted common stock and the re-pricing of options under limited circumstances; and

  Ratified the appointment of BKD, LLP as the Company’s independent auditors for the 2010 fiscal year.

          The specific votes with respect to aforementioned were as follows:

1.   Election of directors:

	VOTES
			BROKER NON-
NAME	FOR	WITHHELD	VOTES
William Tan	3,176,390	346,792	1,140,338
Ian Colin Edmonds	3,173,190	349,992	1,140,338
Leslie Bernhard	3,168,351	354,831	1,140,338
Robert M. Gutkowski	3,171,651	351,531	1,140,338
Hyun Park	3,171,551	351,631	1,140,338

2.   Approval of amendments to the 2006 stock option plan to:

          a)      provide for awards of up to 350,000 shares of restricted common stock:

VOTES
FOR	AGAINST	ABSTAIN	BROKER
			NON-VOTES
2,995,074	524,108	4,000	1,140,338

          b)      allow for re-pricing of options under limited circumstances:

	VOTES
FOR	AGAINST	ABSTAIN	BROKER
			NON-VOTES
2,948,497	570,685	4,000	1,140,338

3.   The ratification of the appointment of independent auditors for fiscal year 2010:

VOTES
FOR	AGAINST	ABSTAIN
4,593,161	10,900	59,459

* * * * *

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Power Group, Inc.

Date: October 12, 2010	By:	/s/ Ian Edmonds
Name: Ian Edmonds
Title: President and CEO